FOR RELEASE November 16, 2009 at 7:30 a.m. ET

Palatin Technologies, Inc. Reports First Quarter Fiscal Year 2010 Results; Teleconference and Webcast to be held on November 16, 2009

CRANBURY, NJ – November 16, 2009 – Palatin Technologies, Inc. (NYSE Amex: PTN) today announced results for its quarter ended September 30, 2009. Palatin reported a net loss of $37,000, or $(0.00) per basic and diluted share, for the quarter ended September 30, 2009, compared to a net loss of $4.3 million, or $(0.05) per basic and diluted share, for the same period in 2008. Total revenues in the quarter ended September 30, 2009 were $3.7 million, compared to $754,000 for the same period in 2008.

The decrease in net loss for the quarter ended September 30, 2009, compared to the same period last fiscal year, was primarily due to an increase in revenue recognized under Palatin’s license and clinical trial agreements with AstraZeneca AB (AstraZeneca) and a net decrease in operating expenses resulting from strategic restructuring and refocusing of Palatin’s clinical-stage development programs in 2008.

In September 2009, Palatin and AstraZeneca signed an amendment to their exclusive research collaboration and license agreement to discover, develop and commercialize compounds that target melanocortin receptors for treatment of obesity and related indications. Under the terms of the amendment to the parties’ collaboration agreement, AstraZeneca has agreed to make a $2.5 million payment (received October 2009) and, subject to completion of certain tasks relating to the program, $2.5 million in the first quarter of calendar year 2010. Under the amendment, the terms of the original collaboration and license agreement signed in January 2007 relating to milestone payments and royalty rates were restructured.

As of September 30, 2009, Palatin’s cash, cash equivalents and investments totaled $7.7 million, compared to $7.8 million at June 30, 2009.

LICENSE AND CONTRACTS
For the quarter ended September 30, 2009, Palatin recognized $3.7 million of contract revenue under its collaboration agreement with AstraZeneca, compared to $746,000 for the same period in 2008. Based on the September 2009 amendment, Palatin will provide research services to AstraZeneca through January 2010. Accordingly, contract revenue is being recognized over the estimated remaining performance period.

COSTS AND EXPENSES
Total operating expenses for the quarter ended September 30, 2009 were $3.8 million compared to $5.1 million for the comparable quarter of 2008, primarily due to a strategic restructuring and refocusing of Palatin’s clinical-stage development programs.

Palatin Technologies’ management will discuss the first quarter financial results for the fiscal year ending June 30, 2010 and provide an update on corporate developments during a conference call and webcast on November 16, 2009 at 11:00 a.m. ET.

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Conference Call / Webcast
Palatin will host a conference call and webcast on November 16, 2009 at 11:00 a.m. Eastern Time to discuss its first quarter of fiscal year 2010 financial results. Individuals interested in listening to the conference call live can dial 888-801-6504 (domestic) or 913-312-4376 (international), passcode 8561334. The webcast and replay can be accessed by logging on to the “Investor/Media Center-Webcasts” section of Palatin’s website at http://www.palatin.com. A telephone and webcast replay will be available approximately one hour after the completion of the call. To access the telephone replay, dial 888-203-1112 (domestic) or 719-457-0820 (international), passcode 8561334. The webcast and telephone replay will be available through November 23, 2009.

About Palatin Technologies, Inc.
Palatin Technologies, Inc. is a biopharmaceutical company focused on discovering and developing targeted, receptor-specific small molecule and peptide therapeutics. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential. For additional information regarding Palatin, please visit Palatin Technologies’ website at http://www.palatin.com.

Forward-looking Statements
| Statements about future expectations of Palatin Technologies, Inc., including statements about its development programs, proposed indications for its product candidates, pre-clinical activities, marketing collaborations, and all other statements in this document other than historical facts, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for various reasons, including, but not limited to Palatin’s ability to fund development of its technology, ability to establish and successfully complete clinical trials and pre-clinical studies and the results of those trials and studies, dependence on its partners for certain development activities, need for regulatory approvals and commercial acceptance of its products, ability to protect its intellectual property, and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

Palatin Technologies Investor Inquiries:	Palatin Technologies Media Inquiries:
Stephen T. Wills, CPA, MST	Susan Neath, Burns McClellan
EVP-Operations / Chief Financial Officer	Vice President, Investor Relations
Tel: (609) 495-2200	Tel: (212) 213-0006
E-mail: info@palatin.com	E-mail: cnoensie@burnsmc.com

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(Financial Statement Data Follows)

PALATIN TECHNOLOGIES, INC.
and Subsidiary

Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,
	2009	2008

REVENUES	$3,662,619	$753,846

OPERATING EXPENSES:
Research and development	2,669,564	3,657,999
General and administrative	1,153,731	1,456,848
Total operating expenses	3,823,295	5,114,847

Loss from operations	(160,676)	(4,361,001)

OTHER INCOME (EXPENSE):
Investment income	33,312	82,980
Interest expense	(4,701)	(4,494)
Gain on sale of supplies	95,000	-
Total other income, net	123,611	78,486

NET LOSS	$(37,065)	$(4,282,515)

Basic and diluted net loss per common share	$(0.00)	$(0.05)

Weighted average number of common shares
outstanding used in computing basic and
diluted net loss per common share	91,306,223	85,524,316

PALATIN TECHNOLOGIES, INC.
and Subsidiary

Consolidated Balance Sheets
(unaudited)

	September 30, 2009	June 30, 2009
ASSETS
Current assets:
Cash and cash equivalents	$4,188,173	$4,378,662
Available-for-sale investments	3,466,673	3,439,650
Accounts receivable	3,233,278	508,528
Prepaid expenses and other current assets	364,239	492,824
Total current assets	11,252,363	8,819,664

Property and equipment, net	3,338,705	3,650,783
Restricted cash	475,000	475,000
Other assets	250,022	254,364
Total assets	$15,316,090	$13,199,811

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Capital lease obligations	$45,154	$87,675
Accounts payable	410,984	206,363
Accrued expenses	1,048,974	1,420,741
Deferred revenue	6,311,416	6,955,553
Total current liabilities	7,816,528	8,670,332

Capital lease obligations	29,224	33,954
Deferred rent	1,056,673	1,182,026
Total liabilities	8,902,425	9,886,312

Stockholders' equity:
Preferred stock of $.01 par value - authorized 10,000,000 shares;
Series A Convertible; issued and outstanding 4,997 shares as of
September 30, 2009 and June 30, 2009, respectively	50	50
Common stock of $.01 par value - authorized 150,000,000 shares;
issued and outstanding 96,155,249 and 86,662,901 shares as of
September 30, 2009 and June 30, 2009, respectively	961,552	866,629
Additional paid-in capital	212,727,664	209,712,379
Accumulated other comprehensive income	143,134	116,111
Accumulated deficit	(207,418,735)	(207,381,670)
Total stockholders' equity	6,413,665	3,313,499
Total liabilities and stockholders' equity	$15,316,090	$13,199,811